EXHIBIT 10.25


Recording requested by,
and after recordation,
this instrument
should be returned to:

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois  60603
Attention: Rex Palmer



================================================================================

================================================================================


                                 LEASE AGREEMENT

                                   [BUILDING]

                           Dated as of August 28, 1997

                                     between

                          SUP JOINT VENTURE, as Lessor,

                                       and

                  SUPREME INTERNATIONAL CORPORATION, as Lessee

                   -------------------------------------------


================================================================================

================================================================================

                                TABLE OF CONTENTS
                                (Lease Agreement)

                                                                            PAGE
                                                                            ----

ARTICLE I.         DEFINITIONS............................................... 1

ARTICLE II.        LEASE OF LEASED PROPERTY.................................. 1
         Section 2.1   Lease of Property..................................... 1
         Section 2.2   Acceptance Procedure.................................. 1
         Section 2.3   Separate Leases....................................... 2
         Section 2.4   Construction.......................................... 2

ARTICLE III.       RENT...................................................... 2
         Section 3.1   Basic Rent............................................ 2
         Section 3.2   Supplemental Rent..................................... 2
         Section 3.3   Method of Payment..................................... 3
         Section 3.4   Late Payment.......................................... 3
         Section 3.5   Net Lease; No Setoff, Etc............................. 3
         Section 3.6   Certain Taxes......................................... 5
         Section 3.7   Utility Charges....................................... 6

ARTICLE IV.        WAIVERS................................................... 6

ARTICLE V.         LIENS; EASEMENTS; PARTIAL CONVEYANCES..................... 7

ARTICLE VI.        MAINTENANCE AND REPAIR;ALTERATIONS,
                   MODIFICATIONS AND ADDITIONS............................... 8

         Section 6.1   Maintenance and Repair; Compliance With
                       Law................................................... 8
         Section 6.2   Alterations........................................... 9
         Section 6.3   Title to Alterations.................................. 9

ARTICLE VII.       USE....................................................... 9

ARTICLE VIII.      INSURANCE................................................ 10

ARTICLE IX.        ASSIGNMENT AND SUBLEASING................................ 11

ARTICLE X.         LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE................ 12
         Section 10.1  Event of Loss........................................ 12
         Section 10.2  Event of Taking...................................... 12
         Section 10.3  Casualty............................................. 13
         Section 10.4  Condemnation......................................... 13
         Section 10.5  Verification of Restoration and
                       Rebuilding........................................... 14

         Section 10.6  Application of Payments.............................. 14
         Section 10.7  Prosecution of Awards................................ 15
         Section 10.8  Application of Certain Payments Not
                       Relating to an Event of Taking....................... 16
         Section 10.9  Other Dispositions................................... 16
         Section 10.10 No Rent Abatement.................................... 16

ARTICLE XI.        INTEREST CONVEYED TO LESSEE.............................. 16

ARTICLE XII.       EVENTS OF DEFAULT........................................ 22

ARTICLE XIII.      ENFORCEMENT.............................................. 25
         Section 13.1  Remedies............................................. 25
         Section 13.2  Remedies Cumulative; No Waiver;
                       Consents............................................. 27

ARTICLE XIV.       SALE, RETURN OR PURCHASE OF LEASED PROPERTY;
                   RENEWAL ................................................. 28
         Section 14.1  Lessee's Option to Purchase.......................... 28
         Section 14.2  Conveyance to Lessee................................. 29
         Section 14.3  Acceleration of Purchase Obligation.................. 29
         Section 14.4  Determination of Purchase Price...................... 29
         Section 14.5  Purchase Procedure................................... 29
         Section 14.6  Option to Remarket; Surrender Option................. 30
         Section 14.7  Rejection of Sale.................................... 33
         Section 14.8  Return of Leased Property............................ 33
         Section 14.9  Renewal.............................................. 34

ARTICLE XV.        LESSEE'S EQUIPMENT....................................... 35

ARTICLE XVI.       RIGHT TO PERFORM FOR LESSEE.............................. 35

ARTICLE XVII.      MISCELLANEOUS............................................ 36
         Section 17.1  Reports.............................................. 36
         Section 17.2  Binding Effect; Successors and Assigns;
                       Survival............................................. 36
         Section 17.3  Quiet Enjoyment...................................... 36
         Section 17.4  Notices.............................................. 36
         Section 17.5  Severability......................................... 37
         Section 17.6  Amendment; Complete Agreements....................... 37
         Section 17.7  Construction......................................... 37
         Section 17.8  Headings............................................. 37
         Section 17.9  Counterparts......................................... 38
         Section 17.10 GOVERNING LAW........................................ 38
         Section 17.11 Discharge of Lessee's Obligations by its
                       Affiliates........................................... 38

         Section 17.12  Liability of Lessor Limited......................... 38
         Section 17.13  Estoppel Certificates............................... 38
         Section 17.14  No Joint Venture.................................... 39
         Section 17.15  No Accord and Satisfaction.......................... 39
         Section 17.16  No Merger........................................... 39
         Section 17.17  Survival............................................ 39
         Section 17.18  Chattel Paper....................................... 40
         Section 17.19  Time of Essence..................................... 40
         Section 17.20  Recordation of Lease................................ 40
         Section 17.21  Investment of Security Funds........................ 40

APPENDICES AND EXHIBITS
-----------------------

APPENDIX A       Defined Terms

EXHIBIT A        Legal Description









                                      (vi)

         THIS LEASE AGREEMENT (as from time to time amended or supplemented, this "LEASE"), dated as of August 28, 1997, is between SUP JOINT VENTURE, a Florida general partnership (together with its successors and assigns hereunder, the "LESSOR"), as Lessor, and SUPREME INTERNATIONAL CORPORATION, a Florida corporation (together with its successors and permitted assigns hereunder, the "LESSEE"), as Lessee.

                              PRELIMINARY STATEMENT

         A. Lessor owns certain real property.

         B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, such property.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Terms used herein and not otherwise defined shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof.

                                   ARTICLE II.
                            LEASE OF LEASED PROPERTY

         Section II.1 LEASE OF PROPERTY. Commencing on the Closing Date, Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 3 of the Master Agreement, hereby agrees to lease to Lessee hereunder and under the Land Lease for the Lease Term, Lessor's interest in the Land and in the improvements thereon and Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on the Closing Date for the Lease Term, to lease from Lessor Lessor's interest in the Land, together with Lessor's interest in any Building and other improvements thereon or which thereafter may be constructed thereon pursuant hereto. The legal description of the Land is set forth on EXHIBIT A hereto.

         Section II.2 ACCEPTANCE PROCEDURE. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of the Leased Property. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on the Closing Date of this Lease shall, without further act, constitute the irrevocable acceptance by Lessee of the Leased Property for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that the Leased Property, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the Closing Date. The demise and lease of each Building pursuant to this SECTION 2.2 shall include any additional right, title or interest in such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to such Building shall at all times be demised and leased to Lessee hereunder.

         Section II.3 SEPARATE LEASES. Lessor and Lessee hereby acknowledge that the Land and the Building will be leased under separate leases. This Lease is the Building Lease. For purposes of this Lease only (and not for purposes of the other Operative Documents), the term ALeased Property@ refers only to the Building. Lessee agrees that any event giving rise to a termination of this Lease, including an Event of Loss and an Event of Taking, shall be deemed to give rise to a termination of the Land Lease as well, and that each option to be exercised at the end of the Lease Term hereunder, including the Purchase Option, the Surrender Option, the Remarketing Option and the renewal option must be exercised simultaneously with the same such option under the Land Lease.


         Section II.4 CONSTRUCTION. Lessee hereby agrees, as agent for Lessor, to cause the completion of the construction of the Building, in accordance with Applicable Law, on or before October 31, 1997.

                                  ARTICLE III
                                      RENT

         Section III.1 BASIC RENT. Beginning with and including the first Payment Date occurring after the Closing Date, Lessee shall pay to the Agent the Basic Rent for the Leased Property, in installments, payable in arrears on each Payment Date during the Lease Term.

         Section III.2 SUPPLEMENTAL RENT. Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent within five (5) Business Days of the date the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this SECTION 3.2 shall be payable in the type of funds and in the manner set forth in SECTION 3.3.

         Section III.3 METHOD OF PAYMENT. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under ARTICLE XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Agent (or such other Person) shall specify in writing to Lessee, which specifications by the Agent shall be given by the Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent (including payments under ARTICLE XIV hereof) shall be made by Lessee prior to 12:00 p.m. (noon) Miami, Florida time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

         Section III.4 LATE PAYMENT. If any Basic Rent shall not be paid on the date when due, Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

         Section III.5 NET LEASE; NO SETOFF, ETC. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes (other than taxes and other items covered by the exclusion described in Section 7.4(b) of the Master Agreement and other than the costs of insurance carried by the Lessor, the Agent or any Lender pursuant to the last sentence of ARTICLE VIII(C)), assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Property, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in the Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Property or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of the Leased Property or any part thereof, or the failure of the Leased Property to comply with all Applicable Law, including any inability to occupy or use the Leased Property by reason of such non-compliance;
(b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of the Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof including eviction; (d) any defect in title to or rights to the Leased Property or any Lien on such title or rights or on the Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent or any Lender;
(f) any bankruptcy, insolvency,
reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Lender, the Agent or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Building or any part thereof, the Agent or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with any use of the Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in ARTICLE XIV or X of this Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence. Nothing contained in this SECTION 3.5 is intended to be, nor shall be deemed to be, a waiver by Lessee of any rights it may have at law or in equity to bring a cause of action against Lessor for its gross negligence, willful misconduct or breach of contract, PROVIDED that Lessee may not terminate this Lease or take any offset against Rent due hereunder.

         Section III.6 CERTAIN TAXES. Without limiting the generality of SECTION 3.5, Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "TAX(ES)"), when the same shall be due and payable without penalty or interest; PROVIDED, HOWEVER, that this Section shall not apply to any of the taxes and other items covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Property and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and the Agent, upon the Agent's request, within forty-five (45) days after the last date when any tax must be paid by Lessee as provided in this SECTION 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

         So long as no Event of Default has occurred and is continuing, Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; PROVIDED, HOWEVER, that Lessee shall furnish to Lessor and the Agent a bond in an amount and on terms satisfactory to Lessor and the Agent and shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at Lessee's sole cost and expense. Lessee covenants to g indemnify and save harmless Lessor, the Agent and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent or any Lender as a result of such contest.

         Section III.7 UTILITY CHARGES. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Property.

                                  ARTICLE IV.
                                    WAIVERS

         During the Lease Term, Lessor's interest in the Building(s) (whether or not completed) and the Land is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Closing Date), (d) all Applicable Law, and (e) any violations of AR Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTY, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, AR MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE A LAW, except that Lessor hereby represents and warrants that the Leased Property is and shall be free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect the Leased Property, is satisfied with the results of its inspections of the Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent or the Lenders R on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this ARTICLE IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent or the Lenders, express or implied, with respect to the Leased Property, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                   ARTICLE V.
                     LIENS; EASEMENTS; PARTIAL CONVEYANCES

         Lessee shall not directly or indirectly create, incur or assume, any Lien on or with respect to the Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by R Lessee from third parties and not financed by Lessor or Alterations constructed by Lessee, except, in all cases, Permitted Liens.

         At the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development and construction of the Leased Property,
(ii) release or termination of easements, A licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof, (iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and (v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

                  (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor, the Agent and any Lender in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor, the Agent or any Lender in connection with any such action),

                  (b) Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of Lessee stating that

                           (1) such action will not cause the Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents, or in any material respect with Applicable Law; and

                           (2) such action will not materially reduce the Fair Market Sales Value, utility or useful life of the Leased Property, the Land or any Building nor Lessor's interest therein; and

                  (c) in the case of any release or conveyance, if Lessor, the Agent or any Lender so reasonably requests, Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A o f the Title Policy has been released or conveyed by Lessor.

                                   ARTICLE VI.
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

         Section VI.1 MAINTENANCE AND REPAIR; COMPLIANCE WITH LAW. Lessee, at its own expense, shall at all times (a) maintain the Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar office buildings owned or leased by Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep the Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of the Leased Property or any part thereof which may be required to keep the Leased Property in the condition required by the preceding CLAUSES (A) and (B). Lessee shall perform the foregoing maintenance obligations regardless of whether the Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to
(i) require Lessor, the Agent or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (ii) make repairs at the expense of Lessor, the Agent or any Lender pursuant to any Applicable Law or other agreements or otherwise. NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. THE INTEREST OF LESSOR UNDER THIS LEASE SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY LESSEE. Neither Lessor, the Agent nor any Lender shall be required to maintain, alter, repair, rebuild or replace the Leased Property in any way.

         Section VI.2 ALTERATIONS. Lessee may, without the consent of Lessor, at Lessee's own cost and expense, make Alterations which do not materially diminish the value, utility or useful life of the Leased Property.

         Section VI.3 TITLE TO ALTERATIONS. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove, or grant a Lien on, trade fixtures, personal property, inventory and equipment which were not acquired with funds advanced by Lessor or any Lender at a time when no Event of Default has occurred and is continuing) and shall be deemed to constitute a part of the Leased Property and be subject to this Lease.

                                  ARTICLE VII.
                                       USE

         Lessee may use the Leased Property or any part thereof for any lawful purpose, and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which the Leased Property is located, PROVIDED that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of the Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event Lessee's use substantially changes the character of the Building in a manner or to an extent that, in Lessor's or the Lenders' reasonable opinion, adversely affects the Fair Market Sales Value and/or marketability of the Building, Lessee shall, upon the termination or expiration of this Lease, at Lessor's request, restore the Leased Property to its general character at the Date (ordinary wear and tear excepted), unless Lessee has purchased the Leased Property pursuant to the terms of this Lease. Lessee shall not commit or permit any waste of the Leased Property or the material part thereof. Lessor shall not take any affirmative action to commit waste of, or cause damage to, the Leased Property, PROVIDED that Lessor shall not be liable to Lessee for any action Lessor takes at the request of Lessee or any action imputed to Lessor by virtue of Lessee=s acting as Lessor's agent.

                                  ARTICLE VIII.
                                    INSURANCE

                  (a) At any time during which any part of the Building or any Alteration is under construction and as to any part of the Building or any Alteration under construction, Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

                  (b) During the Lease Term, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee and that are in accordance with normal industry practice, but in no event less than the replacement cost of such Building from time to time.

                  (c) During the Lease Term, Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Leased Property, as is ordinarily procured by Persons who own or operate similar properties in the same geographic area. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that it owns or leases and that are in accordance with normal industry practice, but in no event less than $1,000,000 per occurrence. Such insurance policies shall also provide that Lessee's insurance shall be considered primary insurance. Nothing in this
ARTICLE VIII shall prohibit Lessor, the Agent or any Lender from carrying at its own expense other insurance on or with respect to the Leased Property, PROVIDED that any insurance carried by Lessor, the Agent or any Lender shall not prevent Lessee from carrying the insurance required hereby.

                  (d) Each policy of insurance maintained by Lessee pursuant to CLAUSES (A) and (B) of this ARTICLE IX shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of $3,000,000, the adjustment thereof shall be subject to the prior written approval of the Agent (or of Lessor if the Funded Amounts have been fully paid) and the insurance proceeds therefor shall be paid to the Agent (or to Lessor if the Funded Amounts have been fully paid) for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent (or Lessor if the Loans have been fully paid) for application pursuant to this Lease.

                  (e) On the Closing Date and on each anniversary of the Closing Date, Lessee shall furnish Lessor with certificates showing the insurance required under this ARTICLE VIII to be in effect and naming Lessor, the Agent and the Lenders as additional insureds. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary b reach of warranty clause.

                  (f) Each policy of insurance maintained by Lessee pursuant to this ARTICLE VIII shall (1) contain the waiver of any right of subrogation of the insurer against Lessor, the Agent and the Lenders, and (2) provide that in respect of the interests of Lessor, the Agent and the Lenders, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of Lessee or any other Person acting on behalf of Lessee.

                  (g) All insurance policies carried in accordance with this
ARTICLE VIII shall be maintained with insurers rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where the Leased Property is located.


                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

         Lessee may not assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Lessee may sublease all or any portion of the Leased Property, PROVIDED that (a) all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no sublease had been made;
(b) such sublease shall be expressly subject and subordinate to this Lease, the Loan Agreement and the other Operative Documents; and (c) e ach such sublease shall terminate on or before the Lease Termination Date.

         Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in the Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                   ARTICLE X.
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

         Section X.1 EVENT OF LOSS. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) which, in the good-faith judgment of Lessee, renders repair and restoration of the Leased Property impractical or uneconomical, and (iii) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "EVENT OF LOSS". In the case of any other event which constitutes a Casualty, Lessee shall restore the Leased Property pursuant to SECTION 10.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the next Payment Date following delivery of the Officer's Certificate pursuant to CLAUSE (III) above an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of SECTION 14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of the Leased Property pursuant to this SECTION 10.1, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for the Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in insurance required to be maintained by Lessee pursuant to this Lease.

         Section X.2 EVENT OF TAKING. Any event (i) which constitutes a Condemnation of all of, or substantially all of, the Leased Property, or (ii)
(A) which would otherwise constitute the Condemnation, (B) which, in the good-faith judgment of Lessee, renders restoration and rebuilding of the Leased Property impossible, impractical or uneconomical, and (C) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "EVENT OF TAKING". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild the Leased Property pursuant to SECTION 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (1) on the next Payment Date occurring not less than ninety (90) days after the occurrence of such Event of Taking, in the case of an Event of Taking described in CLAUSE (I) above, or (2) on the next Payment Date occurring not less than ninety (90) days after delivery of the Officer's Certificate pursuant to CLAUSE (II) above, in the case of an Event of Taking described in CLAUSE (II) above, an amount equal to the Lease Balance. Upon Lessor's receipt of such Lease Balance on such date, Lessor shall cause Lessor's interest in the Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of SECTION 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

         Upon the consummation of the purchase of the Leased Property pursuant to this SECTION 10.2, all Awards received by Lessor, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to the Leased Property during the related Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

         Section X.3 CASUALTY. If a Casualty shall occur, Lessee shall rebuild and restore the Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in SECTION 3.4 (C) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose, unless Lessee purchases the Leased Property in accordance with t he terms of this Lease.

         Section X.4 CONDEMNATION. If a Condemnation shall occur, Lessee shall rebuild and restore the Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in SECTION 3.4
(C) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, unless Lessee purchases the Leased Property in accordance with the terms of this Lease.

         Section X.5 VERIFICATION OF RESTORATION AND REBUILDING. In the event of Casualty or Condemnation, to verify Lessee's compliance with the foregoing SECTIONS 10.3 and 10.4, Lessor, the Agent, the Lenders and their respective authorized representatives may, upon five (5) Business Days' notice to Lessee, make inspections of the Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor, the Agent or any Lender will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of the Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.


         Section X.6 APPLICATION OF PAYMENTS. All proceeds (except for payments under insurance policies maintained other than pursuant to ARTICLE VIII of this Lease) received at any time by Lessor, Lessee or the Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to the Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, PLUS the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("LOSS PROCEEDS"), shall (except to the extent SECTION 10.9 applies) be applied as follows:

                  (a) In the event Lessee purchases the Leased Property pursuant to SECTION 10.1 or SECTION 10.2, such Loss Proceeds shall be applied as set forth in SECTION 10.1 or SECTION 10.2, as the case may be;

                  (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to SECTION 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee, unless the estimated cost of restoration exceeds $3,000,000, in which case the Loss Proceeds shall be paid to the Agent (or Lessor if the Loans have been paid in full), and shall be promptly released to Lessee upon certification by Lessee to Lessor and the Agent that Lessee has incurred costs in the amount requested to be released for the repair and rebuilding of the Leased Property;

                  (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild the Leased Property pursuant to SECTION 10.4, Lessor shall upon Lessee's request assign to Lessee Lessor's interest in any applicable Awards; and

                  (d) As provided in SECTION 10.8, if such section is applicable.

         During any period of repair or rebuilding pursuant to this ARTICLE X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this SECTION 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor, the Lenders and the Agent upon request.

         Section X.7 PROSECUTION OF AWARDS. (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under SECTION 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (1) the Agent shall control such negotiations; and (2) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this ARTICLE X), to file and prosecute what would otherwise be Lessee's claim for any such Award and to collect, receipt for and retain the same; PROVIDED, HOWEVER, that in any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent, not to be unreasonably withheld.

         (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's personal property and equipment not financed by Lessor, lost income and Lessee's relocation expenses.

         Section X.8 APPLICATION OF CERTAIN PAYMENTS NOT RELATING TO AN EVENT OF TAKING. In case of a requisition for temporary use of all or a portion of the Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect, without any abatement or reduction of Basic Rent, and the Awards for the Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

         Section X.9 OTHER DISPOSITIONS. Notwithstanding the foregoing provisions of this ARTICLE X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this
ARTICLE X shall be paid to the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative
Documents.

         Section X.10 NO RENT ABATEMENT. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of the Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.


                                   ARTICLE XI.
                           INTEREST CONVEYED TO LESSEE

         Lessor and Lessee intend that this Lease be treated, for accounting purposes, as an operating lease. For all other purposes, Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto that this Lease is hereby agreed to be a mortgage and security agreement.

         Said Mortgage and Security Agreement is made and entered into as of the date set forth first above by and between Lessee, as mortgagor (hereinafter sometimes designated as "MORTGAGOR"), and Lessor, as mortgagee (hereinafter sometimes designated as "MORTGAGEE").

                              W I T N E S S E T H:

         WHEREAS, Mortgagor is indebted and obligated to Mortgagee as evidenced by this Lease providing for payment of the Basic Rent, Supplemental Rent and other obligations described therein plus attorney's fees for collection if not paid according to the terms thereof and being due and payable as set forth in the Lease and other Operative Documents; and

         WHEREAS, Mortgagor desires to secure prompt payment of the Basic Rent, Supplemental Rent and all of its other obligations under the Lease and the other Operative Documents (all such obligations being herein referred to as the "INDEBTEDNESS").

         NOW THEREFORE, to secure the performance and observance by Mortgagor of all covenants and conditions as set forth in this Mortgage and the prompt payment of the Indebtedness and for and in consideration of the sum of TEN DOLLARS ($10.00) paid by Mortgagee to Mortgagor this date, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Mortgagor, MORTGAGOR DOES HEREBY GRANT, BARGAIN, SELL, LIEN, REMISE, RELEASE, CONVEY, ASSIGN, TRANSFER, MORTGAGE, HYPOTHECATE, PLEDGE, DELIVER, SET OVER, WARRANTY AND CONFIRM UNTO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER all of the following:

                  (A) the parcel(s) of real property described on EXHIBIT A (the "LAND"); and the fee interest in the land described in EXHIBIT A (if and when acquired by Mortgagor, and which shall then be deemed included in the "LAND"); all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all modifications, alterations, renovations, improvements and other additions to or changes in the Improvements at any time ("IMPROVEMENTS"); all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and all permits, licenses and rights, whether or not of record, appurtenant to the Land ("APPURTENANT RIGHTS"; the Land, Improvements, Appurtenant Rights, Fixtures and Equipment relating thereto being collectively referred to as the "PROPERTY");

                  (B) all the estate, right, title, claim or demand whatsoever of the Mortgagor, in possession or expectancy, in and to the Property or any part thereof;

                  (C) all right, title and interest of the Mortgagor in and to all of the fixtures, furnishings and fittings of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Pr operty (all of the foregoing in this PARAGRAPH (C) being referred to as the "FIXTURES");

                  (D) all right, title and interest of the Mortgagor in and to all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, refrigerators, display cases, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and descripti on (all of the foregoing in this PARAGRAPH (D) being referred to as the "EQUIPMENT");

                  (E) all right, title and interest of the Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Improvements and the Fixtures and Equipment, subsequently acquired by the

         Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Property or offsite, and, in each such case , without any further conveyance, mortgage, assignment or other act by the Mortgagor;

                  (F) all right, title and interest of the Mortgagor in, to and under all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Property or the Fixtures or any part thereof; and all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                  (G) all right, title and interest of the Mortgagor in and to all unearned premiums under insurance policies now or subsequently obtained by the Lessee relating to the Property or the Fixtures and the Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds: and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Property for the taking by eminent domain, condemnation or otherwise, of all or any part of the Property or any easement or other right therein;

                  (H) all right, title and interest of the Mortgagor in and to
         (i) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Property or any part thereof and
         (ii) all Plans and Specifications relating to the Property;

                  (I) all Rent and all other rents, payments, purchase prices, receipts, revenues, issues and profits payable under the Lease or pursuant to any other lease with respect to the Property; and

                  (J) all proceeds, both cash and noncash, of the foregoing;

excluding, however, inventory of Lessee held by Lessee for resale or rental.

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Mortgagor and described in the foregoing CLAUSES (A) through (J) are collectively referred to as the "MORTGAGED PROPERTY"); PROVIDED, HOWEVER, that notwithstanding anything hereinabove to the contrary the maximum principal amount of the Indebtedness secured hereby at any one time shall not exceed Fourteen Million Five Hundred Thousand and no/100 Dollars ($14,500,000), plus all costs of enforcement and collection of this Lease and the other Operative Documents, plus the total amount of any advances made pursuant to the Operative Documents to protect the collateral and the security interest and lien created hereby; together with interest on all of the foregoing as provided in the Operative Documents.

         To HAVE AND TO HOLD the Mortgaged Property and all parts thereof unto Mortgagee, its successors and assigns, to its own proper use and benefit forever, subject however, to the terms and conditions herein: PROVIDED, HOWEVER, that if Mortgagor shall promptly pay or cause to be paid to Mortgagee the Indebtedness at the times and in the manner stipulated in this Lease, this Mortgage and all the properties, interests and rights hereby granted, conveyed, and assigned shall cease and be void.

         The Mortgagor covenants and agrees with Mortgagee as follows:

         A. At any time and from time to time, upon the written request of Mortgagee, and at the sole expense of Mortgagor, the Mortgagor will promptly and duly execute and deliver such further instruments and documents and take such further action as Mortgagee may reasonably request for the purposes of retaining or preserving the full benefits of this Mortgage and of the rights and powers granted by this Mortgage.

         B. If an Event of Default has occurred under this Lease and is continuing, Mortgagee may accelerate payment of the Indebtedness and the Mortgagee shall have the right to foreclose this Mortgage and to receive the rents, issues and profits thereof and shall have as a matter of right, the entitlement to the appointment of receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, revenues, issues, income, products and profits thereof and apply the same as the court may direct. The receiver shall have all rights and powers permitted under the laws of the State of Florida. Mortgagee shall be entitled to the appointment of a receiver without regard to the value or adequacy of the security afforded to it by the Mortgaged Property.

         C. The Mortgagor hereby waives the benefit of all appraisements, valuation, stay, extension, reinstatement and redemption laws now or hereinafter in force and all rights of marshalling in the event of any sale of the Mortgaged Property or any interests therein.

         D. If the Mortgagor fails to perform or comply with any of its agreements contained herein, the Mortgagee, at its option, but without any obligations so to do, may perform or comply or otherwise cause performance or compliance with such agreement. The expenses of Mortgagee incurred in connection with actions undertaken as provided herein, together with interest thereon at a rate per annum equal to the Overdue Rate from the date of payment by the Mortgagee, as applicable, to the date reimbursed by the Mortgagor, shall be payable by the Mortgagor to Mortgagee on demand.

         E. Mortgagor hereby authorizes Mortgagee to file financing statements with respect to the Mortgaged Property without the signature of the Mortgagor in such form and in such filing offices as the Mortgagee reasonably determines appropriate to perfect the security interest of the Mortgagee under this Mortgage.

         F. It is the intention of the parties that this Mortgage shall constitute a security agreement within the meaning of the Uniform Commercial Code of the State of Florida. If an Event of Default shall occur under this Lease, then in addition to having all other rights and remedies available at law or in equity, the

Mortgagee shall have all rights and remedies available to it under the Uniform Commercial Code of the State of Florida.

         G. Except as otherwise set forth herein, to the fullest extent permitted by law, the Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted, providing for (i) any appraisement before a sale of any portion of the Mortgage Property; (ii) any extension for the time of the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt; and (iii) exemption of the Mortgage Property from attachment, levy or sale under the execution or exemption from civil process. Mortgagor agrees that the Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereinafter in force, providing for the appraisement, valuation, stay, execution, extension, reinstatement or redemption or requiring foreclosure of this Mortgage before Mortgagee exercises any remedies granted hereunder.

         H. This Mortgage is given to secure not only an existing indebtedness, but also future advances made pursuant to or as provided in the Operative Documents, including Lessor's Invested Amounts as defined in this Lease, whether such advances are obligatory or at the option of Mortgagee, or otherwise, to the same extent as if such future advances were made on the date of execution of this Mortgage, provided, however, the maximum amount of indebtedness secured by this Mortgage shall not exceed Fourteen Million Five Hundred Thousand and No/100 ($14,500,000), plus all costs of enforcement and collection of this Mortgage, plus any costs and expenses incurred or advances made by Mortgagee to protect and preserve the Mortgaged Property" together with interest on all of the foregoing at the Overdue Rate.

                                  ARTICLE XII.
                                EVENTS OF DEFAULT

         The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

         (a) BASIC RENT. Lessee shall fail to make any payment of Basic Rent when due, and such failure shall continue for five (5) or more days;

         (b) OTHER RENT. Lessee shall fail to make any payment of Rent (other than Basic Rent) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in CLAUSE
(C)), and such failure shall continue for a period of five (5) days after written notice thereof from Lessor or the Agent;

         (c) LEASE BALANCE. Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to SECTION 10.1, 10.2, 14.1 or 14.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to ARTICLE XIV;

         (d) INSURANCE. Lessee shall fail to maintain insurance as required by
ARTICLE VIII hereof, and such failure shall continue until the earlier of (i) 15 days after written notice thereof from Lessor or the Agent and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

         (e) CROSS DEFAULT. A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Indebtedness in excess of $150,000 of, or guaranteed by, Lessee or any Subsidiary of Lessee, which default is a failure to pay any amount when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), which default continues after the applicable grace period, if any, or any other default which, if unremedied, uncure d or unwaived, would permit acceleration of the maturity of such Indebtedness;

         (f) BANKRUPTCY. Lessee or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under any bankruptcy law;

         (g) JUDGMENT. An order, judgment or decree shall be entered, without the application, approval or consent of Lessee or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking reorganization of such entity or appointing a receiver, trustee or liquidator of such entity or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 90 consecutive days;

         (h) REPRESENTATIONS. Any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered to Lessor, the Agent or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made;

         (i) TRANSACTION GUARANTY. Lessee shall repudiate or terminate the Transaction Guaranty, or the Transaction Guaranty shall at any time cease to be in full force and effect or cease to be the legal, valid and binding obligation of Lessee;

         (j) COVENANTS. Lessee shall fail in any material respect to timely, perform or observe any covenant, condition or agreement (not included in CLAUSE
(A), (B), (C), (D), (E), (F), (G), (H) or (I) of this ARTICLE XII) to be performed or observed by it hereunder or under any other Operative Document and such failure shall continue for a period of 30 days after Lessee's receipt of written notice thereof from Lessor, the Agent or any Lender;

         (k) JUDGMENT. A judgment or order for the payment of money which exceeds $100,000 in amount shall be entered against the Lessee by any court and such judgment or order shall continue undischarged or unstayed for 30 days;

         (l) ATTACHMENT. A warrant or writ of attachment or execution or similar process ,which exceeds $100,000 in value shall be issued against any property of the Lessee and such warrant or process shall continue undischarged or unstayed for 30 days;

         (m) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Lessee) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) the Lessee is in 'default' (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Lessee's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan;

         (n) QUALIFIED AUDITS. The independent certified public accountants retained by the Lessee shall refuse to deliver an opinion in accordance with
SECTION 5.10(A) of the Master Agreement with respect to the annual financial statements of the Lessee;

         (o) CHANGE IN MANAGEMENT. Both George Feldenkreis and Oscar Feldenkreis shall for any reason cease to be officers of the Lessee; and

         (p) OTHER LEASE. An Event of Default shall occur under the Land Lease.

                                  ARTICLE XIII.
                                   ENFORCEMENT

         Section XIII.1 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Property as set forth in SECTION 14.3):

         (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Property shall be valid unless the same be made in writing and executed by Lessor;

         (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Property promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, ARTICLES VI and XIV hereof as if the Leased Property were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Property, and to the extent and in the manner permitted by Applicable Law, enter upon the Leased Property and take immediate possession of (to the exclusion of Lessee) the Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying the Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

         (c) Lessor may (i) sell all or any part of the Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by CLAUSE (II) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Funded Amounts, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Agent or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in SECTION 14.5(B))); PLUS (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

         (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of the Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet the Leased Property, and relet the

Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period; any such rentals received by Lessor after such time as Lessee has paid the Lease Balance hereunder and under the Land Lease shall be paid to Lessee;

         (e) If the Leased Property has not been sold, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under PARAGRAPH (B), (C) or (D) of this ARTICLE XIII with respect to the Leased Property, demand, by written notice to Lessee specifying a date (the "FINAL RENT PAYMENT DATE") not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, the Leased Property in accordance with the provisions of SECTIONS 14.2, 14.4 and 14.5; PROVIDED, HOWEVER, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in SECTION 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor's obligations under SECTION 14.5(A) shall be limited to delivery of a special warranty deed and quit claim bill of sale of the Leased Property, without recourse or warranty, but free and clear of Lessor Liens;

         (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

         (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

         Section XIII.2 REMEDIES CUMULATIVE; NO WAIVER; CONSENTS. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. Notwithstanding the foregoing, so long as Lessee purchases the Leased Property in accordance with SECTIONS 14.2, 14.4 and 14.5 (including the payment of the Lease Balance in cash) prior to the sale of the Leased Property to another Person, Lessor shall not have the right to exercise any other remedy set forth in SECTION 13.1. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this ARTICLE XIII.

                                  ARTICLE XIV.
              SALE, RETURN OR PURCHSE OF LEASED PROPERTY; RENEWAL

         Section XIV.1 LESSEE'S OPTION TO PURCHASE. Subject to the terms, conditions and provisions set forth in this ARTICLE XIV, Lessee shall have the option (the "PURCHASE OPTION"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in the Leased Property. Such option must be exercised by written notice to Lessor not later than twelve months prior to the Lease Termination Date which notice shall be irrevocable; such notice shall specify the date that such AR purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then Lessee shall also be deemed to have exercised its APurchase Option@ under the Land Lease and, subject to the provisions set forth in this ARTICLE XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, without AR recourse or warranty (other than as to the absence of Lessor Liens) and Lessee shall purchase from Lessor, Lessor's interest in the Leased Property. Lessor shall continue to pay Basic Rent hereunder until the Purchase Option is consummated by the payment of the purchase price pursuant to this ARTICLE XIV.

         Section XIV.2 CONVEYANCE TO LESSEE. Unless (a) Lessee shall have properly exercised the Purchase Option and purchased the Leased Property pursuant to SECTION 14.1 hereof, or (b) Lessee shall have properly exercised the Remarketing Option or the Surrender Option and shall have fulfilled all of the conditions of SECTION 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this ARTICLE XIV, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Property. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; PROVIDED, HOWEVER, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

         Section XIV.3 ACCELERATION OF PURCHASE OBLIGATION. Lessee shall be obligated to purchase Lessor's interest in the Leased Property immediately, automatically and without notice upon the occurrence of any Event of Default specified in CLAUSE (F) of ARTICLE XII, for the purchase price set forth in
SECTION 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessee shall be obligated to purchase Lessor's interest in the Leased Property for the purchase price set forth in SECTION 14.4 upon notice of such obligation from Lessor.

         Section XIV.4 DETERMINATION OF PURCHASE PRICE. Upon the purchase by Lessee of Lessor's interest in the Leased Property upon the exercise of the Purchase Option or pursuant to SECTION 14.2 or 14.3, the purchase price for the Leased Property shall be an amount equal to the Lease Balance as of the closing date for such purchase, PLUS any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase.

         Section XIV.5 PURCHASE PROCEDURE. (a) If Lessee shall purchase Lessor's interest in the Leased Property pursuant to any provision of this Lease, (i) Lessee shall accept from Lessor and Lessor shall convey the Leased Property by a duly executed and acknowledged special warranty deed and quit claim bill of sale of the Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in the Leased Property hereunder, Lessee shall pay to the order of the Agent (or Lessor if the Loans have been paid in full) the Lease Balance, PLUS any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, and (iii) Lessor will execute and deliver to Lessee such other documents, including releases, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

         (b) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

         (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Property to Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Property, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Property prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Property.

         Section XIV.6 OPTION TO REMARKET; SURRENDER OPTION. Subject to the fulfillment of each of the conditions set forth in this SECTION 14.6, Lessee shall have the option to either (i) market the Leased Property for Lessor (the "REMARKETING OPTION") or (ii) surrender the Leased Property to Lessor (the "SURRENDER OPTION").

         Lessee's effective exercise and consummation of the Remarketing Option or the Surrender Option, as the case may be, shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option or the Surrender Option, as the case may be, and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under SECTION 14.2.

                  (a) Not later than twelve months prior to the Lease Termination Date, Lessee shall give to Lessor and the Agent written notice of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be, which exercise shall be irrevocable and shall state whether Lessee has exercised the Remarketing Option or the Surrender Option.

                  (b) Not later than ten (10) Business Days prior to the Lease Termination Date, Lessee shall deliver to Lessor and the Agent an environmental assessment of the Leased Property dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant approved by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate the environmental condition of the Leased Property to be the same as described in the related Environmental Audit.

                  (c) On the date of Lessee's notice to Lessor and the Agent of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be, the Completion Date shall have occurred and no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

                  (d) Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Property pursuant to SECTIONS 6.1, 6.2,
         10.3 and 10.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said SECTIONS, in each case by the date on which Lessor and the Agent receive Lessee's notice of Lessee's exercise of the Remarketing Option or the Surrender Option, as the case may be (time being of the essence), regardless of whet her the same shall be within Lessee's control.

                  (e) Lessee shall promptly provide any maintenance records relating to the Leased Property to Lessor, the Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of the Leased Property to the purchaser. Lessee shall allow Lessor, the Agent and any potential purchaser access to the Leased Property for the purpose of inspecting the same during regular business hours (or as otherwise agreed by Lessee).

                  (f) On the Lease Termination Date, Lessee shall surrender the Leased Property in accordance with SECTION 14.8 hereof.

                  (g) In connection with any such sale of the Leased Property, Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Property, including, without limitation, an environmental indemnity. Lessee shall fulfill all of the requirements set forth in CLAUSE (B) of SECTION 14.5, and such requirements are incorporated herein by reference. As to Lessor, e any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

                  (h) In connection with any such sale of Leased Property, Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Property, whether incurred by Lessor, any Lender, the Agent or Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                  (i) Lessee shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount, PLUS all Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in SECTION
         3.3 hereof.


If Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term, Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Property and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased

Property shall be at Lessee's sole expense. Lessee shall submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the selling price (net of closing costs and prorations, as reasonably estimated by the Agent) is less than the difference between the Lease Balance at ds such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of SECTION 14.7 [Rejection of Sale] hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser shall occur on the Lease Termination Date, contemporaneously with Lessee's ds surrender of the Leased Property in accordance with SECTION 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent (or Lessor if the Loans have been fully paid); PROVIDED, HOWEVER, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount paid by Lessee on the Lease Termination Date pursuant to
SECTION 14.6(I), minus any and all costs and expenses ds (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Agent or Lessor in connection with the marketing of the Leased Property or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to Lessee on the Lease Termination Date. Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Property.

         Section XIV.7 REJECTION OF SALE. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for the Leased Property as provided in SECTION 14.6, then (a) Lessee shall pay to the Agent the Recourse Deficiency Amount pursuant to SECTION 14.6(I), (b) Lessor shall retain title to the Leased Property, and (c) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor and the Agent, within ten
(10) Business Days ds after written request, for all reasonable costs and expenses incurred by Lessor or Agent during the period ending on the first anniversary of the

Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Property, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

         Section XIV.8 RETURN OF LEASED PROPERTY. If Lessor retains title to the Leased Property pursuant to SECTION 14.7 hereof or Lessee has properly exercised the Surrender Option, then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of the Leased Property to Lessor for retention by Lessor or, if Lessee properly exercises the Remarketing Option and fulfills all of the conditions of SECTION 14.6 hereof and neither Lessor nor the Agent rejects such ds purchase offer pursuant to SECTION 14.6, then Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Closing Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of the Leased Property in order to facilitate the ownership and operation by such purchaser of the Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of the Leased Property and all know-how, data and technical information relating thereto, providing a copy of the plans and specifications, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of the Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of Lessee under this ARTICLE XIV shall survive the expiration or termination of this Lease.

         Section XIV.9 RENEWAL. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the Lease Termination Date then in effect, renew this Lease and the Land Lease, for up to five years commencing on the date following the Lease Termination Date then in effect, PROVIDED that Lessee may only exercise such renewal option two times. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify Lessee whether or not Lessor and the Lenders consent to such renewal request (which consent, in the case of Lessor and the Lenders, may be granted or denied in their sole discretion, and may be conditioned on such conditions precedent as may be specified by Lessor and the Lenders). If the Agent fails to respond within such time frame, such failure shall be deemed to be a rejection of such request. If the Agent notifies Lessee of Lessor's and the Lenders' consent to such renewal, such renewal shall be effective.

                                   ARTICLE XV.
                               LESSEE'S EQUIPMENT

         After any repossession of the Leased Property (whether or not this Lease has been terminated), as a result of the exercise of the Surrender Option or otherwise, Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from the Leased Property (to the extent that the same can be readily removed from the Leased Property without causing material damage to the Leased Property); PROVIDED, HOWEVER, that Lessee shall not remove any such trade fixtures, personal property or equipment that has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property). Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to the Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to the Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this ARTICLE XV except as set forth in CLAUSE (II) of the first sentence hereof, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment.


                                  ARTICLE XVI.
                          RIGHT TO PERFORM F0R LESSEE

         If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed LE Supplemen tal Rent, payable by Lessee to Lessor within thirty (30) days after written demand therefor.

                                  ARTICLE XVII
                                 MISCELLANEOUS

         Section XVII.1 REPORTS. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with LE respect to the condition or operation of the Leased Property that shall be required to be filed with any Governmental Authority.

         Section XVII.2 BINDING EFFECT; SUCCESSORS AND ASSIGNS; SURVIVAL. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their E respective permitted successors and assigns, and the rights hereunder of the Agent and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent and the Lenders, and that all of Lessor's rights hereunder may be exercised by the Agent.

         Section XVII.3 QUIET ENJOYMENT. Lessor covenants that it will not interfere in Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Property in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

         Section XVII.4 NOTICES. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 8.2 of the Master Agreement. All such notices, offers, acceptances, rejections, consents, requests, demands or other communications shall be addressed as set forth in
Schedule 8.2 of the Master Agreement or E to such other address as any of the parties hereto may designate by written notice.

         Section XVII.5 SEVERABILITY. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         Section XVII.6 AMENDMENT; COMPLETE AGREEMENTS. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of Section 8.4 of the Master Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

         Section XVII.7 CONSTRUCTION. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

         Section XVII.8 HEADINGS. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

         Section XVII.9 COUNTERPARTS. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section XVII.10 GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section XVII.11 DISCHARGE OF LESSEE'S OBLIGATIONS BY ITS AFFILIATES. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Property or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any e obligation not performed by it or on its beh alf under the Operative Documents.

         Section XVII.12 LIABILITY OF LESSOR LIMITED. Except as otherwise expressly provided below in this SECTION 17.12, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, to perform any covenant, either express or e implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Property and any proceeds from Lessor's e sale or encumbrance thereof (PROVIDED, HOWEVER, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

         Section XVII.13 ESTOPPEL CERTIFICATES. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase the Leased Property or any part thereof or any Note), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer after due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; PROVIDED that no such certificate may be requested unless the requesting party has a good faith reason for such request.

         Section XVII.14 NO JOINT VENTURE. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

         Section XVII.15 NO ACCORD AND SATISFACTION. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

         Section XVII.16 NO MERGER. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

         Section XVII.17 SURVIVAL. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to ARTICLE III, ARTICLES X, XI, XIII, SECTIONS 14.2, 14.3, 14.4, 14.5, 14.8, ARTICLES XIV, XV, and XVI, and SECTIONS 17.10 and 17.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Agent or any Indemnitee shall not affect such survival.

         Section XVII.18 CHATTEL PAPER. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

         Section XVII.19 TIME OF ESSENCE. Time is of the essence of this Lease.

         Section XVII.20 RECORDATION OF LEASE. Lessee will, at its expense, cause this Lease or memorandum of lease (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located.

         Section XVII.21 INVESTMENT OF SECURITY FUNDS. Any amounts not payable to Lessee pursuant to any provision of ARTICLE VIII, X or XIV or this SECTION
17.21 solely because an Event of Default shall have occurred and be continuing shall be held by the Agent (or Lessor if the Loans have been fully paid) as security for the obligations of Lessee under this Lease and the Master Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Master Agreement, shall be paid to Lessee. Any such amounts which are held by the Agent (or Lessor if the Loans have been fully paid) pending payment to Lessee shall until paid to Lessee, as provided hereunder or, as long as the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Master Agreement and distributed as provided in the Loan Agreement or herein (after the Loan Agreement is no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be as directed from time to time in writing by Lessee (PROVIDED, HOWEVER, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Funded Amounts have been fully paid, Lessor) and at the expense and risk of Lessee, in investments approved by the Agent. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.

                            [Signature page follows]

         IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.



                                             SUPREME INTERNATIONAL CORPORATION
                                             as Lessee



                                             By_________________________________
                                                Name:___________________________
                                                Title:__________________________





                                                                        BUILDING
                                                                           LEASE
                                      S-1
                                                                       AGREEMENT

                                             SUP JOINT VENTURE, as Lessor

                                             By: Atlantic Financial Managers,
                                                 Inc., its General Partner

                                             By_________________________________
                                                Name:___________________________
                                                Title:__________________________

                                             By: Atlantic Financial Group,
                                                 Ltd., its General Partner

                                                 By: Atlantic Financial
                                                     Managers, Inc., its
                                                     General Partner

                                             By_________________________________
                                                Name:___________________________
                                                Title:__________________________



                                                                        BUILDING
                                                                           LEASE
                                      S-2
                                                                       AGREEMENT

STATE OF __________________  )
                             ) SS.
COUNTY OF _________________  )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared ___________________, to me known to be the __________________ of SUP JOINT VENTURE, a Florida general partnership, described in and who executed the foregoing instrument and who is personally known to me, and who acknowledged before me that he/she executed the same for the purposes expressed therein.

         WITNESS my hand and official seal in the county and state aforesaid this __ day of August, 1997.



                                                  (Notary Signature)

(NOTARY SEAL)


                                                  (Notary Name Printed)
                                                  NOTARY PUBLIC
                                                  Commission No. _____________


                                                                        BUILDING
                                                                           LEASE
                                      N-1
                                                                       AGREEMENT

STATE OF _______________          )
                                  ) SS.
COUNTY OF ______________          )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared ______________________, to me known to be the _____________________ of SUPREME INTERNATIONAL CORPORATION, a Florida corporation, described in and who executed the foregoing instrument and who is personally known to me, and who acknowledged before me that he/she executed the same for the purposes expressed therein.

         WITNESS my hand and official seal in the county and state aforesaid this __ day of August, 1997.



                                                (Notary Signature)

(NOTARY SEAL)

                                                (Notary Name Printed)
                                                NOTARY PUBLIC
                                                Commission No. _________________



                                                                        BUILDING
                                                                           LEASE
                                      N-2
                                                                       AGREEMENT

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

                                            SUNTRUST BANK, MIAMI, N.A., as the
                                            Agent

                                            By__________________________________
                                               Name:____________________________
                                               Title:___________________________






                                                                        BUILDING
                                                                           LEASE
                                      S-3
                                                                       AGREEMENT